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                                                                     EXHIBIT 4.2

                      [FORM OF ADDITIONAL INVESTMENT RIGHT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A PROMULGATED UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                                VECTOR GROUP LTD.

                           ADDITIONAL INVESTMENT RIGHT

Additional Investment Right No.: __________
Principal Amount of Additional Notes: __________
Date of Issuance:  November 18, 2004 ("ISSUANCE DATE")

Vector Group Ltd., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, the receipt and sufficiency of which are hereby acknowledged, [HIGHBRIDGE INTERNATIONAL LLC] [OTHER BUYERS], the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), up to a total of $ ______(1), in principal amount of Additional Notes (as defined in the Securities Purchase Agreement (as defined below)). Except as otherwise defined herein, capitalized terms in this Additional Investment Right shall have the meanings set forth in Section 15 or in that certain Securities Purchase Agreement, dated as of November 16, 2004, by and among the Company and the buyers referred to therein, including the Holder (the "SECURITIES PURCHASE AGREEMENT"). This Additional Investment Right (including all Additional Investment Rights issued in exchange, transfer or replacement hereof, each an "AIR" and collectively, the "AIRs") is one of the Additional Investment Rights (as defined in the Securities Purchase Agreement) issued pursuant to Section 1 of the Securities Purchase Agreement.

         1. EXERCISE OF AIR.


               Subject to the terms and conditions hereof, this AIR may be exercised by the Holder hereof on any day beginning after the date hereof and ending on and including the date


--------
(1) Insert number set forth opposite such Buyer's name in column 5 of the Schedule of Buyers set forth in the Securities Purchase Agreement.


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which is 120 days following the Closing Date (the "EXPIRATION DATE"), in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "EXERCISE NOTICE"), of such Holder's election to exercise this AIR and (ii) payment to the Company of an amount equal to $1.00 for each $1.00 of principal amount of Additional Notes as to which this AIR is being exercised plus accrued interest, if any, from the Closing Date or, if later, the latest Interest Payment Date (as defined in the Indenture) to the Exercise Date (as defined below) (the "EXERCISE PRICE") in cash or wire transfer of immediately available funds. The date the Exercise Notice and the Exercise Price are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "EXERCISE DATE." The Holder of this AIR shall not be required to deliver the original AIR in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Additional Notes shall have the same effect as cancellation of the original AIR and issuance of a new AIR evidencing the right to purchase the remaining principal amount of Additional Notes. On or before the first Business Day following the Exercise Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice and the Exercise Price to the Holder hereof. On or before the third Business Day following the Exercise Date, the Company shall issue and deliver to the address as specified in the Exercise Notice an Additional Note, for the account of such Buyer as such Buyer shall instruct, in the principal amount as to which the Holder of this AIR is entitled pursuant to such exercise. On the Exercise Date, the Holder of this AIR shall be deemed for all corporate purposes to have become the Holder of record of the Additional Note with respect to which this AIR has been exercised, irrespective of the date of delivery of such Additional Note. Upon surrender of this AIR to the Company following one or more partial exercises, the Company shall as soon as practicable and in no event later than three Business Days after receipt of the AIR and at its own expense, issue a new AIR (in accordance with Section 4(d)) representing the right to purchase the principal amount of Additional Notes purchasable immediately prior to such exercise under this AIR, less the principal amount of Additional Notes with respect to which this AIR is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Additional Notes upon exercise of this AIR.

         2. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any Fundamental Change (as defined in the Indenture), issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this AIR, and will at all times in good faith carry out all the provisions of this AIR and take all action as may be required to protect the rights of the Holder of this AIR.

         3. REISSUANCE OF AIRS.

               (a) Transfer of AIR. If this AIR is to be transferred, the Holder shall surrender this AIR to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder of this AIR a new AIR (in accordance with Section 3(d)), registered as the Holder of this AIR may request, representing the right to purchase the principal amount of Additional Notes being transferred by the Holder and, if less then the total number of Additional Notes then underlying this AIR is being transferred, a new AIR (in accordance with Section 3(d)) to the Holder of this AIR representing the right to purchase the principal amount of Additional Notes not being transferred.



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               (b) Lost, Stolen or Mutilated AIR. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this AIR, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder of this AIR to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this AIR, the Company shall execute and deliver to the Holder a new AIR (in accordance with Section 3(d)) representing the right to purchase the principal amount of Additional Notes then underlying this AIR.

               (c) AIR Exchangeable for Multiple AIRs. This AIR is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new AIR or AIR (in accordance with Section 3(d)) representing in the aggregate the right to purchase the principal amount of Additional Notes then underlying this AIR, and each such new AIR will represent the right to purchase such principal amount of such Additional Notes as is designated by the Holder of this AIR at the time of such surrender.

               (d) Issuance of New AIR. Whenever the Company is required to issue a new AIR pursuant to the terms of this AIR, such new AIR (i) shall be of like tenor with this AIR, (ii) shall represent, as indicated on the face of such new AIR, the right to purchase the principal amount of Additional Notes then underlying this AIR (or in the case of a new AIR being issued pursuant to Section 4(a) or Section 4(c), the principal amount of Additional Notes designated by the Holder of this AIR which, when added to the principal amount of Additional Notes underlying the other new AIR issued in connection with such issuance, does not exceed the principal amount of Additional Notes then underlying this AIR), (iii) shall have an issuance date, as indicated on the face of such new AIR which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this AIR.

         4. COVENANTS. On the first Business Day following each Exercise Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the exercise of this AIR in the form required by the 1934 Act. On the Exercise Date, the Company shall confirm that the representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement are true and correct as of such Exercise Date as though made at that time (except for representations and warranties that speak as of a specific date) and that the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Securities Purchase Agreement) to be performed, satisfied or complied with by the Company at or prior to such Exercise Date; provided, however, that if the Company is unable to make such representations and warranties and unable to perform, satisfy and comply with such covenants, agreements and conditions (such failure, an "EXERCISE DATE DELAY"), the Company shall immediately inform the Holder of such Exercise Date Delay and the Company shall not be required to issue and deliver the Additional Note. The Expiration Date shall be extended for each day that such Exercise Date Delay is in effect.

         5. NOTICES. Whenever notice is required to be given under this AIR, unless otherwise provided herein, such notice shall be given in accordance with
Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder of this AIR with prompt written




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notice of all actions taken pursuant to this AIR, including in reasonable detail a description of such action and the reason therefore.

         6. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this AIR may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any AIRs or decrease the principal amount of Additional Notes obtainable upon exercise of any AIRs without the written consent of the Holder of this AIR. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the AIRs then outstanding.

         7. GOVERNING LAW. This AIR shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this AIR shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         8. CONSTRUCTION; HEADINGS. This AIR shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this AIR are for convenience of reference and shall not form part of, or affect the interpretation of, this AIR.

         9. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this AIR shall be cumulative and in addition to all other remedies available under this AIR, the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder of this AIR to pursue actual damages for any failure by the Company to comply with the terms of this AIR. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder of this AIR and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this AIR shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         10. TRANSFER. This AIR may be offered for sale, sold, transferred or assigned without the consent of the Company.

         11. CERTAIN DEFINITIONS. For purposes of this AIR, the following terms shall have the following meanings:

               (a) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.



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               (b) "COMMON STOCK" means (i) the Company's common stock, par value $0.10 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

               (c) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

               (d) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of the Closing Date (as defined in the Securities Purchase Agreement) by and among the Company and the Purchasers.

               (e) "REQUIRED HOLDERS" means the holders of AIRs representing the right to acquire at least a majority of the principal amount of Additional Notes underlying the AIRs then outstanding.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the Company has caused this AIR to be duly executed as of the Issuance Date set out above.



                                         VECTOR GROUP LTD.


                                         By:
                                            ------------------------------------
                                            Name:  Richard J. Lampen
                                            Title:  Executive Vice President

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                           ADDITIONAL INVESTMENT RIGHT

                                VECTOR GROUP LTD.

To:      Vector Group Ltd.

         The undersigned is the holder of Additional Investment Right No. _____ (the "AIR") issued by Vector Group Ltd., a Delaware corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the AIR.

         1. The AIR is currently exercisable to purchase a total of $_______ principal amount of Additional Notes.

         2. The undersigned holder hereby exercises its right to purchase $_______ principal amount of Additional Notes pursuant to the AIR.

         3. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the AIR.

         4. Pursuant to this exercise, the Company shall deliver to the holder $_______ principal amount of Additional Notes in accordance with the terms of the AIR.

         5. Following this exercise, the AIR shall be exercisable to purchase a total of $_______ principal amount of Additional Notes.

         Please issue the Additional Notes in the following name and to the following address:

         Issue to:
                    -----------------------------------------------------------

                    -----------------------------------------------------------

                    -----------------------------------------------------------

Date:
      --------------- --, ------


--------------------------------
   Name of Registered Holder


By:
   -----------------------------
   Name:
   Title:

                               FORM OF ASSIGNMENT

             [To be completed and signed only upon transfer of AIR]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within AIR to purchase $________ principal amount of Additional Notes of Vector Group Ltd., to which the within AIR relates and appoints ________________ attorney to transfer said right on the books of Vector Group Ltd. with full power of substitution in the premises.

Dated:
       ---------------------, ----

                                     -------------------------------------------
                                     (Signature must conform in all respects to name of holder as specified on the face of the AIR)


                                     -------------------------------------------
                                     Address of Transferee

                                     -------------------------------------------


                                     -------------------------------------------

In the presence of:

---------------------------